UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 9, 2026

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10865 Road to the Cure, Suite 150, San Diego, California (Address of principal executive offices)	92121 (Zip Code)

(858) 727-1755

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	CAPR	The Nasdaq Global Select Market

Item 1.01Entry into a Material Definitive Agreement.

On July 9, 2026, Capricor Therapeutics, Inc. (“Capricor”) entered into a Lease Agreement (the “Lease”) with ARE-SD Region No. 39 Owner, LLC (“Landlord”) for approximately 171,000 rentable square feet located at 9625 Towne Centre Drive, San Diego, California, to be used as Capricor’s new headquarters, including expanded manufacturing cleanrooms, research and development laboratory, administrative offices and other related uses. The term of the Lease is estimated to commence on the date that is the earlier of (i) the date on which Capricor’s lease contingency related to FDA approval is satisfied or waived or (ii) December 31, 2026. The rent commencement date will be twelve months after such commencement date. The term of the Lease will end 138 months from the first day of the first full month following the rent commencement date. The initial monthly base rent is $5.60 per rentable square foot, or approximately $958,000 per month, subject to annual increases of 3.0%. Capricor will receive an 18-month full base rent abatement beginning on the Rent Commencement Date, followed by an additional six-month partial base rent abatement during which base rent will be payable on only 128,068 rentable square feet of the approximately 171,000 rentable square foot premises. Thereafter, base rent will be payable on the entire premises. The Landlord will provide Capricor with a tenant improvement allowance. Capricor will provide a security deposit of approximately $958,000 in cash or in the form of a letter of credit. Capricor will also be responsible for real property taxes, building insurance, routine maintenance and operating costs under the terms of the Lease. Subject to the terms of the Lease, if Capricor does not receive FDA approval of Deramiocel for the treatment of Duchenne muscular dystrophy by December 31, 2026, then either Capricor or Landlord may terminate the Lease by delivering written notice within five business days after such date.

The preceding description of the Lease is qualified in its entirety by reference to the full text of the Lease, which Capricor intends to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: July 14, 2026	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer

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